UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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TechTarget, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TECHTARGET, INC. 275 GROVE STREET NEWTON, MA 02466

April 26, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of TechTarget, Inc. (the “Annual Meeting”), which will be held at 2:00 p.m., Eastern Time, on Friday, June 15, 2018, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466.

As with prior years, we are pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each stockholder can receive a paper copy of our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and form of proxy. Using this distribution process conserves natural resources and reduces the costs of printing and distributing our proxy materials.

We hope you will be able to attend, and participate in, the Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. As a stockholder of record, you may vote your shares by telephone, over the Internet, or by proxy card, and we hope you will vote as soon as possible.

On behalf of the Board of Directors, we would like to thank you for your continued support and ongoing interest in TechTarget, Inc.

Sincerely,

GREG STRAKOSCH Executive Chairman	MICHAEL COTOIA Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2018

Notice is hereby given that all stockholders are cordially invited to attend the Annual Meeting of Stockholders of TechTarget, Inc., a Delaware corporation (the “Company”), to be held at 2:00 p.m., Eastern Time, on Friday, June 15, 2018, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466. At the Annual Meeting of Stockholders (the “Annual Meeting”), stockholders will be asked to consider and act upon the following:

(1)

To elect two Class II Directors named in this Proxy Statement, each to serve for a three-year term from the date of his or her election and until such Director’s successor is elected or until such Director’s earlier resignation or removal;

(2)	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2018; and
(3)	To consider and act upon any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of outstanding shares of the Company’s common stock at the close of business on April 20, 2018 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In accordance with the rules of the U.S. Securities and Exchange Commission, we will send a Notice of Internet Availability of Proxy Materials on or about May 1, 2018, and provide access to our proxy materials over the Internet, beginning on May 1, 2018, to the holders of record and beneficial owners of our capital stock as of the close of business on the Record Date.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank, or other nominee, you must bring a proxy or letter from that broker, trust, bank, or other nominee that confirms that you are the beneficial owner of those shares.

By Order of the Board of Directors,

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

Newton, Massachusetts

April 26, 2018

i

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of TechTarget, Inc. (the “Company,” “TechTarget,” “we,” or “us”) of proxies to be voted at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at 2:00 p.m., Eastern Time, on Friday, June 15, 2018, at our corporate headquarters located at 275 Grove Street, Newton, Massachusetts 02466, or at any adjournments or postponements thereof. Stockholders of record of our common stock, $0.001 par value per share, as of the close of business on April 20, 2018 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 27,497,254 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting. Directions to the Company’s corporate headquarters are available at: www.techtarget.com/contact-us/.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR the election of Directors (Proposal No. 1), (ii) FOR the ratification of BDO USA, LLP as our independent registered public accounting firm (Proposal No. 2); and (iii) in the discretion of the person named in the Company’s form of proxy, on any other proposals which may properly come before the Annual Meeting or any adjournment or postponements thereof. Any stockholder of record who has voted or otherwise submitted a proxy may revoke it at any time before it is voted by written notice addressed to and received by our Corporate Secretary, by submitting a duly executed proxy bearing a later date, by voting again over the telephone or the Internet prior to 1:00 a.m., Eastern Time, on June 15, 2018, or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2018:

A copy of our Annual Report on Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2017, as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, or by Telephone: (888) 274-4111. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (“Form 10-K”) are also available through the Investor Relations portion of our website at www.techtarget.com.

This Proxy Statement and the Form 10-K are available for viewing, printing, and downloading on or about May 1, 2018 at www.edocumentview.com/TTGT.

TechTarget, Inc. | Proxy Statement for 2018 Annual Meeting of Stockholders	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES

1.	What shares owned by me may be voted?

You may only vote the shares of our common stock owned by you as of the close of business on April 20, 2018, which is the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. These shares include the following: (i) shares of common stock held directly in your name as the stockholder of record; and (ii) shares of common stock held for you, as the beneficial owner, through a broker, trust, bank, or other nominee.

2.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, trust, bank, or other nominee, rather than directly in their own names. As described below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., then you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy to the persons specified on the form of proxy or to vote in person at the Annual Meeting. The persons named in the form of proxy will vote the shares you own in accordance with your instructions on the proxy card you mail in, submit online, or provide by telephone. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board. Alternatively, you may vote through the Internet or by telephone by following the instructions on the proxy card.

Beneficial Owners. If your shares are held in a brokerage account, by a bank, trust, or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be supplied to you by your broker, bank, trust, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trust, or other nominee how to vote. You are also invited to attend the Annual Meeting, but since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker, bank, trust, or nominee. Your broker, bank, trust, or other nominee should have supplied a voting instruction card or link to online voting for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker, bank, trust, or nominee and return it to the broker, bank, trust, or other nominee so that you receive a legal proxy to present at the Annual Meeting.

3.	How may I vote my shares?

You may vote your shares in person by attending the Annual Meeting, by using the Internet or telephone, or (if you received hard copies of the proxy materials) by completing and returning the form of proxy by mail.

Voting in Person by Attending the Annual Meeting. You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the proxy card and proof of identification with you to the Annual Meeting. You may vote shares that you beneficially own if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

 Voting Without Attending the Annual Meeting. Whether you hold shares directly as the stockholder of record or as the beneficial owner in street name, you may direct your vote without attending the Annual Meeting. You may also do so by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please note that if you received a Notice of Internet Availability of Proxy Materials (“Notice”), then you may not vote your shares by filling out and returning the Notice. You must follow the instructions on the Notice to view materials and vote by using the Internet or telephone, or by requesting hard copy materials and a proxy card. If you choose to vote by proxy, the named proxies will vote your shares according to the directions you provide in the proxy, using the Internet or by telephone. If no directions are provided, except as otherwise indicated in this Proxy Statement, the shares will be voted, as recommended by the Board, FOR approval of Proposal No. 1 and Proposal No. 2. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, then the persons named in the proxy will vote on such matters in their own discretion. If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker, bank, trust, or other nominee for applicable voting procedures.

4.	How may I revoke a proxy or an Internet or telephone vote?

A proxy may be revoked by executing a later-dated proxy card, by voting again over the telephone or on the Internet prior to 1:00 a.m., Eastern Time, on June 15, 2018, by attending the Annual Meeting and voting in person, or by giving written

TechTarget, Inc. | Proxy Statement for 2018 Annual Meeting of Stockholders	2

notice revoking the proxy to our Corporate Secretary before it is exercised. Attendance at the Annual Meeting will not automatically revoke a stockholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary. If you own your shares in street name, then your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

5.	What is the quorum required for the Annual Meeting?

Holders of record of our common stock on April 20, 2018 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, 27,497,254 shares of our common stock were issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present to determine whether a quorum has been established.

6.	How are votes counted?

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of Directors, for each share held by such stockholder as of the Record Date. Votes cast in person at the Annual Meeting or by proxy, Internet vote, or telephone vote will be tabulated by Computershare, Inc., the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present.

7.What are broker non-votes?

If you hold shares through a broker, bank, trust, or other nominee, generally the broker, bank, trust, or other nominee may under limited circumstances vote your shares if you do not return your proxy. Brokerage firms have discretionary authority to vote customers’ unvoted shares on “routine” matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. However, your brokerage firm cannot vote your shares on any matter that is not considered routine. If your representative cannot vote your shares on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter. Only Proposal No. 2 (ratifying the appointment of the independent public registered accounting firm) is considered a routine matter. The other proposals are not considered routine matters and, without your instruction, your broker, bank, trust, or other nominee cannot vote your shares on those proposals.

8.	What vote is required to approve the election of Directors (Proposal No. 1)?

Individual Director nominees are elected by a plurality of the votes cast at the Annual Meeting. Accordingly, the Directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of Directors, votes may be cast for or withheld with respect to the nominee. Abstentions will have no effect on the outcome of this proposal.

9.	What vote is required to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm (Proposal No. 2)?

The appointment of BDO USA, LLP as our independent registered public accounting firm will be ratified if we receive the affirmative vote of a majority of the votes properly cast at the Annual Meeting. With respect to Proposal No. 2, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions and broker non-votes will not be counted as votes cast and accordingly, will have no effect on the outcome of this proposal.

10.	What does it mean if I receive more than one Notice or voting instruction card?

This means your shares are registered differently or are in more than one account. Please provide voting instructions for all of your shares.

11.	Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual stockholders are submitted, mailed, or returned to us and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (1) as needed to permit us to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances, such as a proxy contest in opposition to a Director candidate nominated by the Board. All comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

12.	Where can I find the voting results of the Annual Meeting?

We will publish the voting results on Form 8-K within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Investor Relations portion of our website at www.techtarget.com or by going directly to the U.S. Securities and Exchange Commission (“SEC”) website at www.sec.gov. You can also request a copy by calling us at (888) 274-4111 or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

TechTarget, Inc. | Proxy Statement for 2018 Annual Meeting of Stockholders	3

PROPOSAL NO. 1:

ELECTION OF CLASS II DIRECTORS

Nominees for Election as Director

Our Board is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. At the Annual Meeting, the Class II Directors will stand for election. Our Board is currently authorized to have, and we currently have, six members. Our Board has nominated each of Robert D. Burke and Bruce Levenson as nominees for election as the Class II Directors each to serve a three-year term, until the 2021 Annual Meeting of Stockholders, or until their respective successors are elected and duly qualified. Each nominee is currently serving as a Director. Each nominee has indicated that he is willing and able to serve as Director if elected. If a nominee should become unable or unwilling to serve, the proxies intend to vote for the replacement selected by the Nominating and Corporate Governance Committee of our Board. None of our Directors are related to any other Director or to any of our executive officers. Additional information about each nominee, the Company’s Class I and III Directors, and our executive officers, including their respective ages and positions, is included below and is current as of March 31, 2018.

Information About the Nominees

Name	Age	Position
Robert D. Burke(1)(2)	63	Director
Bruce Levenson(1)(2)(3)(4)	68	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Chair of the Nominating and Corporate Governance Committee.
(4)	Lead Independent Director.

Robert D. Burke. Mr. Burke has served as a Director since November 2012. Mr. Burke has over thirty-five years of experience in the technology industry with both private and public companies. Mr. Burke is currently the President of Metacura, Inc., a consulting company, a position he has held since 2011. Prior thereto, Mr. Burke was most recently the President and Chief Executive Officer of Art Technology Group, Inc. (“ATG”), a leading e-commerce software provider, from 2002 to 2011. Before ATG, Mr. Burke was Chief Executive Officer of Quidnunc from 2000 to 2002 and President of ePresence Solutions from 1997 to 2000. Mr. Burke started his career as an Operating Systems Specialist at Digital Equipment Corporation and held a wide variety of roles in hardware and software infrastructure, software applications, consulting, and systems integration. Since August 2017, Mr. Burke has served as a board member for EtQ, a provider of quality management software solutions based in Farmingdale, New York. Mr. Burke was previously a board member for Sitecore Corporation A/S, a private leading web content management and marketing solution provider from 2011 to 2016 and for Exa Corporation, a public company that develops, sells, and supports simulation software and services for vehicle manufacturers from 2014 to 2017. Mr. Burke has a B.S. in Physics from Eastern Michigan University. The Company believes that Mr. Burke’s extensive experience as a Chief Executive Officer and President of technology driven companies that are similar to the Company’s target customers brings valuable strategic and industry-specific insight to the Board and can assist the Company as it implements its sales and marketing strategies.

Bruce Levenson. Mr. Levenson has served as a Director since February 2015 and, previously, from 2007 to 2012. Mr. Levenson is the co-founder of United Communications Group (“UCG”), a business information publisher, where he has worked since 1977. He also founded Oil Price Information Service, a company that provides wholesale/rack and retail fuel prices for the refined products, renewable fuels, and natural gas and gas liquids industries and, with other partners, acquired GasBuddy, LLC, which owns a group of local websites that offer a method for users to post and view retail gasoline prices, in 2013. He is currently a partner at UCG and GasBuddy, LLC, where he is involved in company strategy and acquisition efforts. Mr. Levenson is a founding partner of Hyperwave Technologies, LLC, a company that is focused on developing and licensing innovative cooking technologies, and a former partner of LPF Atlanta LLC, which was the former majority owner of the Atlanta Hawks National Basketball Association franchise, and owns the operating rights to the Philips Arena in Atlanta, Georgia. Mr. Levenson is also a former member of the Board of Governors of the National Hockey League. Mr. Levenson holds a B.A. from Washington University and a J.D. from American University. The Company believes that Mr. Levenson’s career of over forty years as a principal in a highly successful specialty publisher, UCG, provides the Board with valuable management and strategic experience in a core market the Company serves.

RECOMMENDATION OF THE BOARD OF DIRECTORS:	The Board of Directors recommends that Stockholders vote FOR Proposal No. 1, the Election of the Nominees to serve as Class II Directors.

TechTarget, Inc. | Proxy Statement for 2018 Annual Meeting of Stockholders	4

Directors Continuing in Office

Class III Directors (Term Expires at the 2019 Annual Meeting of Stockholders)

Greg Strakosch. Mr. Strakosch has served as our Executive Chairman since May 2016. Prior thereto, he served as our Chief Executive Officer since our incorporation in September 1999 and as our Chairman since 2007. Prior to co-founding TechTarget, Mr. Strakosch was the President of the Technology Division of UCG. Mr. Strakosch joined UCG in 1992 when it acquired Reliability Ratings, an information technology publishing company that he founded in 1989. Before Reliability Ratings, Mr. Strakosch spent six years at EMC Corporation. Mr. Strakosch holds a B.A. from Boston College. As one of the Company’s two co-founders and our Executive Chairman, Mr. Strakosch is uniquely positioned to provide essential insight and guidance to the Board from an inside perspective and provide the Board with the benefit of his many years of experience and comprehensive knowledge of the information technology advertising business.

Leonard P. Forman. Mr. Forman has served as a Director since December 2006. Mr. Forman served as the Chief Financial Officer and Executive Vice President of The New York Times Company from 2002 to 2006 when he retired. Mr. Forman had been President and Chief Executive Officer of The New York Times Company Magazine Group prior to its sale in April 2001. Previously, he served The New York Times Company as Senior Vice President of Corporate Development, New Ventures and Electronic Businesses. Mr. Forman also serves on the board of directors of Wolters Kluwer, N.V, a global information services company. Mr. Forman holds a B.A. from Queens College, City University of New York and completed his Ph.D. in Economics at New York University. The Company believes that Mr. Forman’s financial, strategic, and operational experience and acumen in the online services, print media, and advertising businesses bring valuable strategic and industry-specific insight to the Board and adds to its understanding of the risks and opportunities associated with our online media business.

Class I Directors (Term Expires at the 2020 Annual Meeting of Stockholders)

Michael Cotoia. Mr. Cotoia has served as our Chief Executive Officer since May 2016. He has been employed by us since 2002, serving as our Chief Operating Officer from January 2012 to May 2016 and, prior to that, as Executive Vice President (from 2010 to 2012) and in various other positions including Senior Vice President, and Vice President and Publisher from 2002 to 2010. Prior to joining TechTarget, Mr. Cotoia was Director of Sales at SANZ, a national storage integrator, and he also held positions at EMC Corporation, a provider of enterprise information storage systems, and Deloitte, a provider of audit, consulting, financial advisory, risk management, tax, and related services. Mr. Cotoia holds a B.S. from Babson College and is a certified public accountant. Mr. Cotoia’s history with the Company and valuable experience in the information technology advertising business provides the Board with specific knowledge of the Company’s operations and a greater understanding of the Company’s strategic opportunities. In the past five years, Mr. Cotoia has not served on the board of any other publicly traded company.

 Roger M. Marino. Mr. Marino has served as a Director since 2000. Mr. Marino is an active private investor in numerous technology start-up companies. Since 2001, Mr. Marino founded and has been associated with RMM Group LLC (“RMM Group”), a film production company, and RMM-P, an investment company. Prior to founding RMM Group, Mr. Marino founded EMC Corporation and retired as its President in 1992. Mr. Marino holds a B.S. from Northeastern University and is a member (Emeritus) of Northeastern University’s Board of Trustees. He also serves on two private company boards. Mr. Marino’s extraordinary experience as an entrepreneur who co-founded and then served in various executive positions in a market-leading technology company provides the Board with both executive and sales experience from the perspective of the market in which all of our customers operate.

Information about Continuing Directors and Committee Membership

Name	Age	Audit	Compensation	Nominating and Corporate Governance
Greg Strakosch(1)	55	—	—	—
Michael Cotoia(2)	46	—	—	—
Leonard P. Forman(3)	72	Chair	Member	Member
Roger M. Marino	79	—	Chair	Member

(1)	Executive Chairman.
(2)	Chief Executive Officer.
(3)	Audit Committee Financial Expert.

TechTarget, Inc. | Proxy Statement for 2018 Annual Meeting of Stockholders	5

Board Leadership Structure

Mr. Cotoia became our Chief Executive Officer and Mr. Strakosch became our Executive Chairman in May 2016. The Board believes that this leadership structure, which separates the Executive Chairman and Chief Executive Officer roles, remains appropriate as the Company continues to transition from primarily providing quarterly marketing campaigns towards an increased focus on providing our customers with purchase intent data under longer-term contracts. As Executive Chairman, Mr. Strakosch not only remains involved in long-term strategy, investor relations, and other key business areas critical to our continued growth and success, but he also continues to assist and advise Mr. Cotoia. As Chief Executive Officer, Mr. Cotoia is responsible for the general management and operation of the business and the guidance and oversight of the Company’s senior executives. Mr. Cotoia’s in-depth knowledge of the Company’s business, industry, and operations also provides him with a strong understanding of the vision and strategic direction of our Company. The Board believes that the structure of a separate Executive Chairman and Chief Executive Officer, together with a Lead Independent Director having the duties described below, is in the best interest of the Company’s stockholders and harmonizes the various responsibilities, experiences, and independent perspectives important to furthering the Company’s strategic vision for growth, while also addressing the governance needs and oversight responsibilities of our Board. To strengthen independent oversight, the Board has adopted a number of governance practices, including (i) a clearly defined Lead Independent Director role (as detailed below) and (ii) executive sessions of the independent Directors after every Board meeting. However, the Board recognizes that no single leadership model is right for all companies and at all times and that depending on the circumstances, other leadership models, such as an independent chairman of the board, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

 Lead Independent Director

Bruce Levenson, an independent Director who serves as a Member of the Audit and Compensation Committees and as the Chair of the Nominating and Corporate Governance Committee, was selected by the Board in 2016 to serve as the Lead Independent Director. The Lead Independent Director has the responsibility of presiding at all executive sessions of the Board, consulting with both the Executive Chairman and the Chief Executive Officer on Board and committee meeting agendas, acting as the principal liaison between management and the non-employee Directors, including maintaining frequent contact with both the Executive Chairman and the Chief Executive Officer and advising them on the efficacy of the Board meetings, and facilitating teamwork and communication between the non-employee Directors and management, as well as additional ancillary responsibilities.

Information About Other Executive Officers

Included in the table below is the name, age, and position of each executive officer of the Company, other than Messrs. Strakosch and Cotoia, as of March 31, 2018. No executive officer is related to another executive officer or Director.

Name	Age	Principal Occupation/Position Held with the Company
Kevin Beam	53	President
Don Hawk	46	Executive Director, Product Innovation
Daniel T. Noreck	46	Chief Financial Officer and Treasurer

Kevin Beam. Mr. Beam has been employed by TechTarget since 2000, serving as its President since January 2012, and prior to that, as Executive Vice President since July 2004, and as a Vice President from March 2000 until July 2004. Prior to joining TechTarget, Mr. Beam was a Vice President in the Technology Division of UCG from 1992 to 2000. Prior to joining UCG, Mr. Beam served as Vice President at Reliability Ratings, an information technology publishing company, from 1989 to 1992. Before Reliability Ratings, Mr. Beam spent five years in sales and sales management positions at EMC Corporation. Mr. Beam holds a B.A. from Boston College.

Don Hawk. Mr. Hawk has served as TechTarget’s Executive Director of Product Innovation, since January 2012. Prior to that, Mr. Hawk served as our President from our incorporation in September 1999 to 2012. Prior to co-founding TechTarget, Mr. Hawk was a Director of New Media Products for the Technology Division of UCG from 1997 to 1999. Prior to joining UCG, Mr. Hawk was the Director of Electronic Business Development for Telecommunications Reports International, Inc., a telecommunications publishing company. Mr. Hawk holds a B.A. and an M.A. from George Washington University.

Daniel T. Noreck. Mr. Noreck has served as TechTarget’s Chief Financial Officer and Treasurer since December 2016 and, prior to that, as Chief Financial Officer and Treasurer of Providence and Worcester Railroad Company, a regional short line railroad with operations in Connecticut, Massachusetts, New York, and Rhode Island, from September 2010 to December 2016. Prior to that, Mr. Noreck worked as Senior Audit Manager at Lefkowitz, Garfinkel, Champi & DeRienzo P.C. in Providence, Rhode Island from July 2003 to September 2010. Mr. Noreck holds a B.S. from the University of Massachusetts, Dartmouth and is a certified public accountant and a chartered global management accountant.

TechTarget, Inc. | Proxy Statement for 2018 Annual Meeting of Stockholders	6

INFORMATION ABOUT CORPORATE GOVERNANCE

Our Board believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes the key corporate governance guidelines and practices that we have adopted. The charters governing the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, the Code of Business Conduct and Ethics, and our Corporate Governance Guidelines are posted on the corporate governance page of our website located at www.techtarget.com. Additionally, a copy of any of these governance documents can be obtained without charge by writing to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to assist in the exercise of its duties and responsibilities and to serve our best interests and those of our stockholders. The Corporate Governance Guidelines, which establish a framework for the conduct of the business of the Board, provide, among other things:

•

that our business and affairs are managed by, or under the direction of, our Board, acting on behalf of the stockholders. Our Board has delegated to our officers the authority and responsibility for managing the Company’s day-to-day affairs. Our Board has an oversight role and is not expected to perform or duplicate the tasks of our Chief Executive Officer or senior management;

•

that the Board, through the Nominating and Corporate Governance Committee, shall consider the criteria for prospective Board members as it deems necessary or advisable and identify prospective nominees;

•	that a majority of our Directors shall meet the independence standards of Nasdaq;
•	the expectations for attendance and participation at Board meetings;
•	the structure of the Board;
•	a process by which stockholders may communicate with the Board; and
•	the independent members of our Board regularly meet in executive session.

These and other matters are described in more detail below and in the Corporate Governance Guidelines themselves.

Board Determination of Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors. Under applicable Nasdaq standards, a director will only qualify as an “independent director” if they can satisfy certain bright line tests set forth in such standards. In addition, the board must determine that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that none of Messrs. Burke, Forman, Levenson, or Marino has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of these Directors is “independent” as the term is defined by Nasdaq standards. Messrs. Strakosch and Cotoia are not deemed to be independent directors under these rules because they are our Executive Chairman and Chief Executive Officer, respectively. Other than the payments by the Company reported in the “Director Compensation” section of this proxy statement, none of our Directors have received, or will receive, any compensation, nor have they entered into any “golden leash” arrangements in connection with their service on our Board.

Board Meetings and Attendance

Each Director is expected to attend regularly scheduled Board meetings and to participate in special or other Board meetings. During 2017, our Board held seven meetings and each Director attended at least 75% of the aggregate number of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees on which he served, with the exception of Mr. Marino who attended 66% of the aggregate number of total Board and committee meetings on which he served.

 Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that Directors are encouraged to attend our Annual Meeting. In 2017, all of our Directors, with the exception of Mr. Levenson, participated in the Annual Meeting either in person or by telephone.

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Board Committees

Our Board has established Audit, Compensation, and Nominating and Corporate Governance committees. Each committee operates under a separate charter adopted by our Board. The committee charters are posted on the corporate governance page of our website located at www.techtarget.com. Our Board has determined that all of the members of each of the Board’s three standing committees are independent as defined under Nasdaq listing standards as well as, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board has determined that all members of the Compensation Committee meet any additional independence requirements set forth in Rule 10C-1 of the Exchange Act and Section 162(m) of the Internal Revenue Code.

Audit Committee. During 2017, our Audit Committee was comprised of Leonard P. Forman, the Chair of the Committee, Bruce Levenson, and Robert D. Burke. Our Board has determined that Mr. Forman, who is an independent Director, is an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee’s responsibilities, as set forth in its Charter, include:

•	appointing, retaining, terminating, and approving the compensation of, and assessing the independence of, our independent registered public accounting firm;
•	assessing and evaluating the work of our independent registered public accounting firm;
•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	meeting independently with our independent registered public accounting firm;
•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
•	coordinating the oversight, and reviewing the adequacy, of our internal controls over financial reporting;
•	reviewing our quarterly earnings releases and financial disclosures;
•	making regular reports to the Board;
•	preparing the Audit Committee report required by SEC rules to be included in our Proxy Statement;
•	reviewing and assessing the adequacy of the Audit Committee Charter; and
•	evaluating its own performance and reporting the results of such evaluation to the Board.

The Audit Committee met six times in 2017.

 Compensation Committee. During 2017, our Compensation Committee was comprised of Roger M. Marino, the Chair of the Committee, Leonard P. Forman, Bruce Levenson, and Robert D. Burke. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer;
•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer;
•	reviewing and approving the compensation of our other executive officers and those members of management that report directly to our Chief Executive Officer;
•	reviewing and discussing with management our executive compensation disclosures included in reports and registration statements filed with the SEC and producing required reports;
•	establishing and reviewing our overall management compensation philosophy and policy;
•	overseeing our compensation, welfare, benefit, pension, and other similar plans;
•	overseeing the evaluation of management;
•	developing, and reporting on, a Chief Executive Officer succession plan for consideration by the Board;
•	reviewing and making recommendations to the Board with respect to Director compensation, with guidance from our Nominating and Corporate Governance Committee;
•	making regular reports to our Board;
•	reviewing and assessing the adequacy of the Compensation Committee Charter;
•	preparing the Compensation Committee report required by SEC rules to be included in our Proxy Statement; and
•	evaluating its own performance and reporting the results of such evaluation to our Board.

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The Compensation Committee met four times in 2017. In accordance with its charter and subject to applicable law, the Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities. The Committee has not delegated any of its authority. The processes and procedures followed by our Compensation Committee in considering and determining executive and Director compensation are described below under the headings “Executive Compensation” and “Director Compensation.”

Nominating and Corporate Governance Committee. During 2017, our Nominating and Corporate Governance Committee was comprised of Bruce Levenson, the Chair of the Committee, Leonard P. Forman, and Roger M. Marino. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board criteria for Board and committee membership and providing guidance to the Compensation Committee regarding Director compensation;
•	identifying individuals qualified to become Board members;
•	establishing procedures for identifying and evaluating Director candidates including nominees recommended by stockholders;
•	reviewing disclosures concerning our policies and procedures for identifying and reviewing Board nominee candidates;
•	recommending to the Board the persons to be nominated for election as Directors and to each committee;
•	conducting an appropriate review and approval of all related party transactions for potential conflict of interest situations on an ongoing basis;
•	developing and recommending to the Board a Code of Business Conduct and Ethics and Corporate Governance Guidelines;
•	overseeing the evaluation of the Board and making regular reports to the Board;
•	reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee charter; and
•	evaluating its own performance and reporting the results of such evaluation to the Board.

The Nominating and Corporate Governance Committee met two times in 2017. The processes and procedures followed by our Nominating and Corporate Governance Committee in identifying and evaluating Director candidates are described below under the heading “Director Nomination Process.”

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate Director candidates includes meeting, from time to time, to evaluate biographical information and background material relating to potential candidates, interviewing selected candidates, and recommending prospective candidates for the Board’s consideration and review.

In identifying prospective Director candidates, the Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective Director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of our Board. Certain criteria are set forth in our Corporate Governance Guidelines and include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, and experience. The Committee does not assign specific weights to particular criteria, although it does consider the following minimum qualifications:

•	Directors must be of the highest ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics;
•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;
•	Directors must have the ability to exercise sound business judgment; and
•	Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience.

The Board may also consider other qualities such as an understanding of, or experience in, online media, finance, and/or marketing as well as leadership experience within public companies. Our Board believes that the backgrounds and qualifications of its Directors, considered as a group, provide a composite mix of experience, knowledge, and abilities that allows our Board to fulfill its responsibilities. In addition to the foregoing factors, the Committee may also consider diversity in its evaluation of candidates for Board membership. The Board believes that diversity with respect to viewpoint, skills,

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and experience should be an important factor in Board composition. The Committee ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis, in connection with the composition of the Board as a whole. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attn: Corporate Secretary. Assuming that appropriate biographical and background material has been provided in a timely manner, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy for the next annual meeting assuming the nominee consents to such inclusion.

Communications with Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if, and as, appropriate. The Chairman of the Board is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies to our Board or to the individual Director so designated on a periodic basis, as he considers appropriate. Unless any communication is marked confidential and is addressed to a particular Board member, the Chairman of the Board, prior to forwarding any correspondence, will review such correspondence and, in his discretion, will not forward items if they are deemed to be of a commercial, irrelevant, or frivolous nature or otherwise inappropriate for consideration by our Board. Interested parties may send written communications to our Board at the following address: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466, Attention: Chairman of the Board, or to the attention of an individual Director.

The Board’s Role in Risk Oversight

The Board is primarily responsible for oversight of the Company’s risk management. As such, it regularly reviews issues that present particular risks to the Company, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology and cybersecurity, facilities and operations, and legal and regulatory compliance issues. Additionally, the Board relies on the Audit Committee to oversee issues related to financial risks and exposures, particularly financial reporting, tax, accounting, financial disclosures, internal control over financial reporting, financial policies, investment guidelines, and credit and liquidity matters. The Board believes that this approach provides appropriate checks and balances against undue risk taking. We believe that our leadership structure supports the risk oversight function of the Board. With two members of management, specifically our Executive Chairman and our Chief Executive Officer, serving on the Board, they are able to facilitate open communication between the Company’s management team and Directors relating to risk and ensuring that these risks are appropriately assessed, managed, and mitigated.

Compensation Risks. The Board relies on the Compensation Committee to evaluate the Company’s compensation programs to ensure that they do not create undue risk-taking in the performance of Company goals. To assist the Compensation Committee in its evaluation in 2017, management conducted a risk analysis of the structure of the Company’s compensation policies and practices, including the design and metrics of its performance-based compensation programs, and reported the results to the Compensation Committee. Management analyzed each plan generally as well as each performance goal under each plan, in conjunction with the business process or processes involved in attaining the performance goal. Management considered any mitigating factors, including internal controls designed to prevent fraud or manipulation of business processes and operations, in its evaluation. For example, there is an inherent risk of manipulation in the recognition of revenue and the pricing and processing of orders in the Company’s business. In order to mitigate these risks, the Company has established numerous processes and controls regarding pricing, revenue recognition, accounts receivable, order processing, and expenses, including independent reviews of the various components of revenue and expense, and a multidisciplinary contracts management process that has multiple approval and signatory levels, and seeks to prevent any deviation from or circumvention of the processes. In addition to the numerous internal controls which require multidisciplinary review, BDO USA LLP, the Company’s independent registered public accounting firm, also reviews the interim financial statements included in our quarterly reports on Form 10-Q  and audits the Company’s annual financial statements. Management presented its analysis to the Compensation Committee in April 2018. Based on the analysis, the Committee concluded that the Company’s performance-based compensation plans did not create risks that would be reasonably likely to have a material adverse effect on the Company.

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Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics (“Code”) that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We have posted the Code on our website, which is located at www.techtarget.com. In addition, we will disclose on our website any amendments to, or waivers granted to any Director or executive officer from, any provision of the Code. On March 2, 2018, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, approved several changes to our Code. The changes included adding a definition of “personal data,” as well as clarifying the importance of protecting confidential and proprietary information and, in particular, personal data.

DIRECTOR COMPENSATION

Directors who are also employees receive no compensation for their service as a Director. All non-employee Directors received the following compensation in 2017: (i) a base annual retainer of $20,000; (ii) a fee of $1,500 for attendance at each Board meeting; (iii) a fee of $1,000 for attendance at each Committee meeting; and (iv) an annual grant of options to purchase, at the fair market value at the time of issuance, 2,500 shares of our common stock, which options are immediately exercisable.

In June 2017, the non-employee Directors’ compensation was revised as provided in the 2017 Stock Option and Incentive Plan to increase the annual grant of options to purchase 2,500 shares of our common stock to 5,000 shares. Such options are exercisable on the first anniversary of the grant date. Additionally, new non-employee Directors will receive an initial grant of 2,500 options upon the commencement of service with the Company.

Each non-employee Director also receives, on an annual basis, the following retainer amounts for committee service: each member of the Audit Committee: $5,000; each member of the Compensation Committee: $2,500; and each member of the Nominating and Corporate Governance Committee: $2,500. In addition to the retainers for committee service, each committee chairperson also receives the following annual retainers: Chair of the Audit Committee: $10,000; Chair of the Compensation Committee: $5,000; and Chair of the Nominating and Corporate Governance Committee: $5,000. Directors are also reimbursed for actual out-of-pocket expenses incurred in attending any meetings.

In accordance with the terms of our non-employee Director compensation program described above, which is reviewed and approved annually by the Compensation Committee, Directors receive Restricted Stock Units (“RSUs”) in lieu of cash payments for their retainers and meeting attendance fees under our 2017 Stock Option and Incentive Plan. These RSUs are valued at the fair market value on the date of grant and are fully vested upon grant. The following table details the compensation for 2017 of our non-employee Directors:

Name	Stock Awards(1)($)		Option Awards(2)($)	Total($)
Robert D. Burke	48,000	(3)	23,057	71,057
Leonard P. Forman	62,500		23,057	85,557
Bruce Levenson	57,500	(4)	23,057	80,557
Roger M. Marino	40,500	(5)	23,057	63,557

(1)

The “Stock Awards” column reflects the aggregate grant date fair value of the RSUs granted to each Director during 2017, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). For the assumptions used to calculate the fair value of the equity awards granted, see Note 10 to our 2017 audited consolidated financial statements in our Form 10-K.

(2)

The “Option Awards” column reflects the aggregate grant date fair value of the Option Awards granted to each Director during 2017, computed in accordance with ASC 718. We use the Black-Scholes option pricing model to determine the fair value of option awards. For the assumptions used to calculate the fair value of the Option Awards granted, see Note 10 to our 2017 audited consolidated financial statements in our Form 10-K.

(3)	During 2016, Mr. Burke erroneously received an attendance fee for a Committee meeting that had been cancelled. This amount was, accordingly, offset against his retainer for 2017.
(4)	Mr. Levenson did not receive RSUs in respect of an attendance fee for one of the Committee meetings he attended in 2016. This amount was, accordingly, added to his retainer for 2017.
(5)	Mr. Marino did not receive RSUs in respect of an attendance fee for one of the Board meetings he attended in 2016. This amount was, accordingly, added to his retainer for 2017.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Compensation Philosophy. The primary objectives of our Compensation Committee and our Board with respect to executive compensation are to attract, retain, and motivate executives who make important contributions to the achievement of our business goals, and to align the incentives of our executives with the creation of long-term value for our stockholders. The Compensation Committee implements and maintains compensation plans in order to enhance the likelihood that we achieve these objectives. Our executive compensation program is designed to attract and retain those individuals with the skills necessary for us to achieve our long-term business goals, to motivate and reward individuals who perform at or above the levels that we expect, and to link a portion of each executive officer’s compensation to the achievement of our business objectives. It is also designed to reinforce a sense of ownership, urgency, and overall entrepreneurial spirit. Further, our executive compensation program is designed in a manner that we believe aligns the interests of our executive officers with those of our stockholders by providing a portion of our executive officers’ compensation through equity-based awards.

Compensation Committee. Our current executive compensation policies and objectives were developed and implemented by our Compensation Committee which, throughout 2017, consisted of four independent Directors. The Compensation Committee reviews and approves compensation for our executive officers with input from both our Executive Chairman and Chief Executive Officer. Mr. Strakosch and Mr. Cotoia make recommendations to the Committee, from time to time, regarding the compensation of the Company’s executive officers based in part upon the periodic benchmarking exercise described in the “Equity Incentive Compensation and Other Benefits — Benchmarking of Compensation and Equity” section below. Neither Mr. Strakosch nor Mr. Cotoia plays any role in determining his own salary, bonus, or equity compensation. Our Compensation Committee annually reviews our executive compensation program to assess whether the program provides adequate incentives and motivation to our executive officers, and whether it adequately compensates our executive officers. In addition to addressing cash compensation matters for our executive officers, which includes base salary and annual bonus plan and targets, our Compensation Committee reviews and approves equity grants to executive officers and employees who are not executive officers.

Elements of Executive Compensation. Our executive compensation consists of the following elements: (i) base salary; (ii) annual bonus; (iii) equity incentive compensation; and (iv) employee benefit plans. We view these elements of compensation as related but distinct. Although our Compensation Committee reviews total compensation, we generally do not believe that significant compensation derived from one element of compensation should necessarily negate or reduce compensation from other elements. We assess the appropriate level for each compensation component based on our view of internal fairness and consistency and other considerations we deem relevant, such as the executives’ equity ownership position. We may also, from time to time, review executive compensation levels at other companies with which we compete. For 2017, our overall mix of executive compensation continued to include a balance of cash and non-cash compensation, taking into consideration existing long-term equity awards.

Base Salary. Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our executives. Base salaries for our executives typically have been set in our offer letter to the executive at the outset of employment. None of our executives are currently party to an employment agreement that provides for automatic or scheduled increases in base salary. We set base salary compensation for our executive officers at a level we believe enables us to retain and motivate and, as needed, hire individuals in a competitive environment, so that our executive officers will contribute to our overall business goals and success. We may also take into account the base salary compensation that is payable by companies that we believe to be our competitors and by other comparable private and public companies with which we believe we generally compete for executives. The Compensation Committee reviews base salaries periodically, most recently in late 2016 for the 2017 fiscal year, and adjusts them from time to time as appropriate after taking into account an individual’s responsibilities, performance, skills specific to our business, and industry experience, as well as the limited benchmarking referenced above and described in the “Equity Incentive Compensation and Other Benefits — Benchmarking of Compensation and Equity” section below. For 2017, the annual base salary for all of our named executive officers remained the same as 2016. Mr. Cotoia’s base salary was increased $160,000 (or 36%) in 2016 over his annual base salary for 2015 when he was appointed to the position of Chief Executive Officer. Mr. Noreck joined the Company on December 19, 2016 with a base salary of $225,000.

Executive Incentive Bonus Plan

Plan Performance Metrics and Individual Goals. The Compensation Committee designed our 2017 Executive Incentive Bonus Plan (the “2017 Bonus Plan”) in a manner it believed would focus and motivate our management on achieving key company financial objectives and reward our management for achievement of these true measures of operating

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performance metrics. In December 2016, our Board approved the 2017 Bonus Plan performance. As in past years beginning in 2011, the Compensation Committee concluded that “Revenue” (as defined by Generally Accepted Accounting Principles (“GAAP”)) and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“Adjusted EBITDA”), were the appropriate measurements of our performance with respect to the 2017 Bonus Plan. In 2017, the Compensation Committee once again determined that each of Revenue and Adjusted EBITDA were of equal importance and assigned an equal weighting to each metric. Adjusted EBITDA is a non-GAAP financial measure defined as EBITDA (which is defined as earnings before interest, taxes, depreciation and amortization), as further adjusted to exclude stock-based compensation, other (income) expense net, secondary offering costs, and other one-time charges, if any. For a detailed discussion of Adjusted EBITDA please refer to our Form 10-K. In December 2016, our Compensation Committee also revised the payment schedule for the 2017 Bonus Plan, replacing quarterly payments with annual payments to be made prior to March 15 of the following fiscal year, based on the achievement of the performance goals measured at the end of each fiscal year.

The 2016 Executive Incentive Bonus Plan (“2016 Bonus Plan”), provided for quarterly payments to the named executive officers based on the portion of the annual financial performance metrics allocated to each quarter under the 2016 Bonus Plan. The 2016 Bonus Plan provided that such quarterly payments made to the named executive officers, if any, could be recovered by the Company for subsequent quarterly performance (the “clawback”), and that the named executive officers could receive the payment (or a portion thereof) applicable to a prior quarter for which the applicable metrics were not achieved in the event that the aggregate performance metrics, on a cumulative basis, were achieved in future quarters. With respect to the clawback, the 2016 Bonus Plan provided that, at the end of fiscal 2016, if the aggregate amount of quarterly payments had resulted in an overpayment (that would not have been made if the payments had been made on a one-time basis at the end of fiscal 2016), then the named executive officers would be required to repay the Company in the amount of the overpayment. Such repayment would be made over a six-month period in the form of offsets to other compensation payments owed to the named executive officer; provided that, in the event that the employment of a named executive officer were terminated for any reason, the full amount of any overpayment then due and owing to the Company would become immediately due and payable. The 2016 Bonus Plan also provided that no quarterly payment could exceed 25% of the applicable named executive officer’s target bonus amount and that any payments in excess of such targeted bonus amount would only be paid in the event that the annual financial metrics were exceeded. All other material terms of the 2016 Bonus Plan also remained the same as in 2015, which terms are consistent with the terms of annual performance bonus plans that have been in place for our executive officers since 2002.

In establishing the relevant Revenue and Adjusted EBIDTA targets used in the 2017 Bonus Plan for fiscal year 2017, the Compensation Committee reviewed the Company’s 2017 budget. The Committee determined that the financial targets should, as in past years, be based on the Company’s current year budget. The Committee also took into consideration the Company’s actual performance against its 2016 budget. Based on those two factors, the Committee increased the 2017 targets against the prior year period. After the Compensation Committee established the 2017 Bonus Plan goals, it assigned a target bonus amount to each executive officer based on a recommendation from Mr. Strakosch and various factors noted above including consideration of the Company’s annual budget. Mr. Strakosch’s target bonus amount was determined by the Compensation Committee based on the various factors noted above without input from Mr. Strakosch. The Compensation Committee approved the following target bonus amounts for Messrs. Strakosch, Cotoia, Beam, Hawk and Noreck for 2017: $145,000, $145,000, $110,000, $70,000 and $50,000, respectively. For more information on thresholds and maximums, see “2017 Plan Performance” below on page 16.

In February 2018, the Compensation Committee approved an additional performance goal, for the 2018 Executive Incentive Bonus Plan, tied to the percentage of agreements under longer-term contract (“Longer-Term Contract”). The Compensation Committee determined that this new metric, coupled with the Revenue and Adjusted EBITDA metrics, would better align our executive incentive compensation with the Company’s goal of moving towards providing our customers with purchase intent data under longer-term contracts. For 2018, payment of a bonus under the new plan will be based equally on the attainment of each of the Revenue, Adjusted EBITDA, and Longer-Term Contract performance goals. After the Compensation Committee established the performance goals, it assigned a target bonus amount to each executive officer based on a recommendation from Mr. Strakosch, the various factors reviewed above including the Company’s annual budget, and the Company’s strategic and financial goal of transitioning from primarily quarterly marketing programs to delivering campaigns under longer-term contracts. Mr. Strakosch’s target bonus amount was determined by the Compensation Committee based on the same factors without input from Mr. Strakosch. The threshold and maximum amounts remain the same under the 2018 Bonus Plan as with the prior plan; however, the Compensation Committee approved the following new target bonus amounts for Messrs. Strakosch, Cotoia, Beam, Hawk and Noreck for 2018: $217,500, $217,500, $165,000, $105,000 and $75,000, respectively. The Longer-Term Contract metric and new target bonus amounts do not apply to the 2017 Bonus Plan.

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Plan Operation. In order for our executive officers to earn a bonus under the 2017 Bonus Plan, the minimum threshold of 90% of the Adjusted EBITDA target (or $20.3 million) and/or Revenue target (or $100.8 million) must be achieved as applicable. Actual performance compared to the target metric is measured at the end of the fiscal year. If the applicable 90% threshold is achieved, then each of our executive officers would earn 50% of their targeted bonus amount with respect to the applicable metric. For example, if 90% of the Adjusted EBITDA or Revenue bonus targets are achieved then Messrs. Strakosch, Cotoia, Beam, Hawk and Noreck would receive the following: $36,250, $36,250, $27,500, $17,500 and $12,500, respectively. Furthermore, each of our executive officers could earn an additional 5% within each metric for each additional 1% of the Adjusted EBITDA and/or Revenue (as applicable) bonus target achieved over 90%, until 100% of the Adjusted EBITDA and/or Revenue bonus target (as applicable) was achieved. In the event the Adjusted EBITDA metric is greater than 100% of the target, then the executive could earn more than his or her respective target bonus. The target bonus pool would increase by up to 33% for amounts achieved in excess of four million of the Adjusted EBTIDA target and the portion of the bonus in excess of each executive’s target would be payable in common stock of the Company. In the event that performance was less than 90% on both metrics, no bonus would be earned.

2017 Plan Performance. In 2017, the Company’s Adjusted EBITDA and Revenue results measured at the end of the fiscal year, were 99% (or $22.3 million) and 97% (or $108.6 million), respectively, which resulted in our executive officers receiving the following payouts under the 2017 Bonus Plan:

Name and Position	Threshold($)(1)	Target($)(2)	Maximum($)(3)	Actual($)(4)
Greg Strakosch, Executive Chairman	36,250	145,000	—	130,500
Michael Cotoia, Chief Executive Officer	36,250	145,000	—	130,500
Daniel T. Noreck, Chief Financial Officer	12,500	50,000	—	45,000
Kevin Beam, President	27,500	110,000	—	99,000
Don Hawk, Executive Director	17,500	70,000	—	63,000

(1)	Amount payable if 90% of the Adjusted EBITDA or Revenue bonus target was achieved.
(2)	Amount payable if 100% of both performance targets were achieved.
(3)

In the event the Adjusted EBITDA metric is greater than 100%, then the executive could earn more than his or her respective target bonus, and the portion of the bonus in excess of each executive’s target would be payable in common stock of the Company. The 2017 Bonus Plan did not cap such excess amounts.

(4)	In accordance with the terms of the 2017 Bonus Plan, payments were made on or before March 15, 2018.

Equity Incentive Compensation and Other Benefits

We grant RSUs to attract, motivate, and retain employees. We believe that RSUs and other equity awards are an important component of an executive’s overall compensation package, which can be effective in rewarding the long-term performance of our executives. We believe that this compensation philosophy, in turn, may contribute to long-term value for our stockholders. Many of our executive officers and a majority of our key employees have received stock options and/or RSU grants under our 2007 Stock Option and Incentive Plan and our 2017 Stock Option and Incentive Plan. We believe that the vesting feature of our equity grants increases executive retention by providing an incentive to remain in our employ during the vesting period, which is typically multi-year. We typically make an initial equity award to each new executive in connection with the start of his or her employment. Other than with respect to new hire awards, we typically grant RSU awards once per year to a select group of employees, typically in August and December. We do not typically grant the same individuals an award each year. Further, we do not routinely grant each named executive officer an RSU award each year, however, we may grant any individual executive officer an RSU award periodically. All grants of equity awards are approved by the Compensation Committee either as part of the annual grant process or at other times during the year. RSUs typically vest in equal tranches once per year on the anniversary of the grant date over a three-year period. In determining equity awards, our Compensation Committee considers the Company’s business and financial performance, the executive’s performance and future potential, the award value relative to other executives’ awards, and the value of previous awards and amount of outstanding unvested equity awards. The Committee also considers the recommendations of our Chief Executive Officer with respect to awards to the executive officers and employees other than the Chief Executive Officer, and, from time to time, the external data described in the “Benchmarking of Compensation and Equity” section below.

 2017 Equity Grants. The Compensation Committee granted Mr. Cotoia 150,000 RSUs in August 2017 and Mr. Noreck 21,000 RSUs in December 2017. Each grant vests one-third per year over three years. The Committee made the awards to Messrs. Cotoia and Noreck in recognition of their performance and contributions to the Company as well as their expected future contributions. There were no other equity awards made to executive officers during 2017.

Employee Benefit Plans. Our employees, including our executive officers, are entitled to the following employee benefits: medical, dental, and vision care plans; supplemental vision care plan; flexible spending accounts for healthcare and dependent care; pre-tax transportation account; life, accidental death and dismemberment, and disability insurance; and a

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401(k) plan with pre-tax and Roth options. Under our 401(k) plan, we may provide a discretionary matching contribution to all employees after they meet all eligibility requirements. During 2017, we matched fifty cents of each dollar of compensation contributed by the participant up to a maximum of $2,000 per year. On January 1, 2018, we increased the match to a maximum of $3,000 per year. The employer contributions vest over a four-year period commencing on the employee’s hire date.

Financial Planning, Tax Preparation, and Estate Planning. The Company has made arrangements with a financial counseling firm to provide its executive officers with certain financial, estate and tax planning, and tax preparation services. If an executive officer elects to participate in this program, the Company pays the annual retainer and any fees incurred for the financial counseling firm’s services to the executive officer during the year.

Advisory Vote on Executive Compensation. At our 2017 Annual Meeting of Stockholders, a majority of stockholder votes were cast to approve on an advisory basis a say-on-pay vote once every three years. The Compensation Committee considered this stockholder vote and determined to hold stockholder advisory votes on our executive compensation program once every three years. At the 2017 Annual Meeting of Stockholders, a majority of stockholder votes were cast to approve on an advisory basis the compensation of the named executive officers as disclosed in the 2017 Proxy Statement. The Compensation Committee noted the affirmative vote on the Company’s executive compensation program as it determined executive officer compensation for 2018.

Employment Agreements. Each of the named executive officers is party to an employment agreement with the Company which provides for certain benefits while employed at the Company, including base salary, bonus, treatment of equity in the event of a termination of employment under certain circumstances or a change of control. These terms are described in more detail under the heading “Employment Agreements and Potential Payments Upon Termination or Change of Control.” The Company believes that retention of its executive officers is critical to the operation of the Company and has made the decision to provide these benefits in the employment agreements. In consideration of these benefits, the executive in each instance has agreed not to (i) compete with the Company, (ii) employ or solicit any employee of the Company, or (iii) solicit or encourage a customer or supplier of the Company to terminate or modify adversely its relationship with the Company. The non-compete and non-solicit obligations extend for one-year post-termination for Mr. Strakosch, Mr. Cotoia, and Mr. Noreck, and nine months post-termination for the other named executive officers. The executive officers’ employment agreements are described in more detail on page 21 under the heading “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Tax Considerations. Prior to the passage of the Tax Cut and Jobs Act of 2017 (“Tax Act”), Section 162(m) of the Internal Revenue Code of 1986, as amended generally disallowed a tax deduction for compensation in excess of $1.0 million a year to certain officers, including the Chief Executive Officer, unless such excess compensation qualified as “performance-based compensation.” The Tax Act, among other things, repealed the performance-based compensation exemption with respect to taxable years beginning after December 31, 2017, subject to certain transition rules. In addition, the Tax Act expanded the group of officers whose compensation is subject to the Section 162(m) deduction limitations. Accordingly, other than with respect to certain grandfathered compensation, the $1.0 million deduction limitation now applies to (i) anyone serving as the Company’s Chief Executive Officer or Chief Financial Officer at any time during the taxable year, (ii) the top three other highest compensated executive officers of the Company serving at the end of the taxable year and (iii) any individual who had been a covered employee for any taxable year of the Company that started after December 31, 2016. We previously considered the effect of Section 162(m) when structuring our executive compensation and, when feasible, complied with exemptions in Section 162(m) so that the compensation remained tax deductible to us. While our Compensation Committee will take the deductibility limitations of Section 162(m) into account in its future compensation decisions, it expects to authorize compensation payments that are not exempt under Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Benchmarking of Compensation and Equity. The Compensation Committee believes that using peer company compensation information in its executive compensation determinations may sometimes be appropriate and can be a meaningful factor in determining cash and equity compensation. The Committee also believes that reviewing such external data may not always be relevant and also relies on other factors, including Company performance and the Committee’s own substantial business and industry experience, in setting executive compensation. From time to time, including most recently in 2018, the Compensation Committee reviewed peer company information and data compiled by Company officers from publicly available information regarding the following companies: WebMD, QuinStreet, Leaf Group, Dice Holdings, J2 Global, BankRate, XO Group, TheStreet.com and TripAdvisor. This group of peer companies was determined to have been appropriate by the Committee because of their characteristics and industry focus that are similar to ours. With regard to our Chief Executive Officer and Chief Financial Officer, given that we believe the role and responsibilities for those positions are generally consistent from company to company, we review from time to time the

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compensation of those titled positions as detailed in public company filings and certain private company data for companies with similar financial and operational characteristics, including market capitalization (where applicable), revenue, profitability, headcount, industry, and geography. Additionally, for the other three members of our executive management team, whose positions are more distinct and may not be as readily benchmarked by title, when we benchmark their compensation, we attempt to find analogous positions in other public and private companies in our industry with similar financial and operational characteristics by function and responsibilities. The Compensation Committee took this information into consideration when setting compensation for our executive officers in 2017 and 2018. The Committee also considered additional individual factors that contribute to the executive’s value to the Company, such as length of service and specific skills that make an executive officer uniquely key to our success. Based on the Committee’s review of the compensation data available on the executives in the Company’s peer group, the Committee determined that the base salary and target bonus for each executive officer, excluding Mr. Cotoia, for 2017 would remain unchanged from 2014. In May 2016, when Mr. Cotoia was appointed to the position of Chief Executive Officer, his 2016 base salary was increased $160,000 (or 36%) over his annual base salary for 2015 and his target bonus for 2017 was increased $35,000 (or 32%) over his target bonus for 2016. For 2018, the Compensation Committee determined that the target bonus for Messrs. Strakosch, Cotoia, Beam, Hawk and Noreck would be increased $72,500, $72,500, $55,000, $35,000, and $25,000, respectively, or 50% each, over each of their target bonus for 2017. Neither the Compensation Committee nor the Company has retained a compensation consultant. During 2017, the Committee was comprised of Roger M. Marino, Leonard P. Forman, Bruce Levenson, and Robert D. Burke. The Compensation Committee members reviewed and approved the compensation of our executive officers, relying in part on their substantial business experience.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation paid or earned for 2017, 2016, and 2015 for our named executive officers.

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total($)
Greg Strakosch	2017	600,000	—	130,500	13,000	743,500
Executive Chairman	2016	600,000	2,056,500	—	13,000	2,669,500
	2015	600,000	—	76,126	2,000	678,126
Michael Cotoia	2017	600,000	1,435,500	130,500	13,000	2,179,000
Chief Executive Officer	2016	545,448	1,371,000	—	13,000	1,929,448
	2015	440,000	—	57,751	2,000	499,751
Daniel T. Noreck	2017	225,000	288,960	45,000	11,885	570,845
Chief Financial Officer and Treasurer	2016	8,014	384,300	—	—	392,314
	2015	—	—	—	—	—
Kevin Beam	2017	440,000	—	99,000	2,000	541,000
President	2016	440,000	1,371,000	—	13,000	1,824,000
	2015	440,000	—	57,751	2,000	499,751
Don Hawk	2017	480,000	—	63,000	2,000	545,000
Executive Director	2016	480,000	822,600	—	8,389	1,310,989
	2015	480,000	—	36,751	2,000	518,751

(1)

The amounts in this column reflect the aggregate grant date fair value of RSU awards computed in accordance with ASC 718 granted to each named executive officer during 2017, 2016, and 2015. See Note 10 to the audited consolidated financial statements in our Form 10-K with respect to the assumptions underlying the valuation of equity awards.

(2)

The amounts reported in this column reflect the cash portion of the bonus payments to our named executive officers under the Executive Incentive Bonus Plans for 2017, 2016, and 2015. The amounts shown for 2015 represent aggregate cash payments to each executive officer in accordance with the terms of the 2015 Executive Incentive Bonus Plan for the first three quarters of 2015. Based on full year 2015 performance under the 2015 Executive Incentive Bonus Plan, however, the Company clawed-back payments through retention of first and second quarter 2016 payments otherwise due, resulting in a net repayment by each executive officer, in 2016, as follows: Mr. Strakosch ($9,063); Mr. Cotoia ($6,875); Mr. Beam ($6,875); and Mr. Hawk ($4,375). Based on full year 2016 performance under the 2016 Executive Incentive Bonus Plan, the Company clawed back the following additional amounts in 2016: Mr. Strakosch ($23,562); Mr. Cotoia ($17,875); Mr. Beam ($17,875); and Mr. Hawk ($11,375). For more information, see “Executive Compensation ---- Executive Incentive Bonus Plan” above.

(3)

These amounts represent matching 401(k) contributions and costs to the Company for services incurred to provide certain financial counseling services including finances, estate and tax planning, and tax preparation services (“Financial Services”). Matching 401(k) contributions were $2,000 per executive officer. 2017 Financial Services totaled $11,000, $11,000, $9,885,

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$0, and $0 for Messrs. Strakosch, Cotoia, Noreck, Beam, and Hawk, respectively. 2016 Financial Services totaled $11,000, $11,000, $0, $11,000, and $6,389 for Messrs. Strakosch, Cotoia, Noreck, Beam, and Hawk, respectively. Mr. Noreck and Mr. Hawk utilized the Financial Services for a portion of 2017 and 2016, respectively.

Grants of Plan-Based Awards For 2017

The following table sets forth grants of plan-based awards made during 2017 for our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock and Stock Option Awards($)(3)
Greg Strakosch	—	36,250	145,000	—	—	—
Michael Cotoia	—	36,250	145,000	—	—	—
	8/4/2017			—	150,000	1,435,500
Daniel T. Noreck	—	12,500	50,000	—	—	—
	12/22/2017			—	21,000	288,960
Kevin Beam	—	27,500	110,000	—	—	—
Don Hawk	—	17,500	70,000	—	—	—

(1)

Reflects full year target awards under the 2017 Bonus Plan. Amounts earned by the named executive officers under the 2017 Bonus Plan are shown in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” For more information, see “Executive Compensation ---- Executive Incentive Bonus Plan” above.

(2)	Represents a RSU award granted to the named executive officer in accordance with our executive compensation program.
(3)

Amounts in this column represent the grant date fair value of each award computed in accordance with ASC 718. For a discussion of the assumptions underlying this valuation, see Note 10 to our audited consolidated financial statements included in our Form 10-K. See also our discussion of stock-based compensation in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Application of Critical Accounting Policies and Use of Estimates-Stock-Based Compensation” included in our Form 10-K.

Non-Equity Incentive Plans

We describe the material terms of our Executive Incentive Bonus Plan in the Compensation Discussion and Analysis section of this Proxy Statement.

Equity Compensation Plans

2007 Stock Option and Incentive Plan. Our 2007 Stock Option and Incentive Plan (the “2007 Stock Plan”) was adopted by our Board upon recommendation of the Compensation Committee and approved by our stockholders in April 2007. The 2007 Stock Plan expired on May 15, 2017 and no further equity grants may be made under the 2007 Stock Plan. Any awards granted on or before such data will remain outstanding. Our 2007 Stock Plan was administered by our Compensation Committee, which had full authority and discretion to interpret and apply the provisions of the 2007 Stock Plan.

2017 Stock Option and Incentive Plan. On March 10, 2017, the Board adopted the 2017 Stock Option and Incentive Plan (“2017 Stock Plan”), upon recommendation by the Compensation Committee. The 2017 Stock Plan was approved by the Company’s stockholders and became effective on June 16, 2017. The 2017 Stock Plan permits us to make grants of incentive stock options, nonstatutory stock options, director options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based or cash-based awards, and performance awards to employees, officers, Directors, consultants, and advisors. The 2017 Stock Plan is administered by the Compensation Committee.

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Outstanding Equity Awards at Fiscal Year End for 2017

The following table summarizes the outstanding equity award holdings held by our named executive officers as of December 31, 2017.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested(#)		Market Value of Shares or Units of Stock that Have Not Vested($)(1)
Greg Strakosch	8/3/16	150,000	(2)	2,088,000
Michael Cotoia	8/3/16	100,000	(3)	1,392,000
	8/4/17	150,000	(4)	2,088,000
Daniel T. Noreck	12/19/16	30,000	(5)	417,600
	12/22/17	21,000	(6)	292,320
Kevin Beam	8/3/16	100,000	(7)	1,392,000
Don Hawk	8/3/16	60,000	(8)	835,200

(1)

The amounts shown in this column are for RSUs. The value of the RSUs is based on $13.92, which was the closing price of the Company’s stock on December 29, 2017, the last trading day of the Company’s fiscal year.

(2)	Mr. Strakosch’s RSUs vest as follows: 75,000 on each of August 3, 2018 and 2019.
(3)	Mr. Cotoia’s RSUs vest as follows: 50,000 on each of August 3, 2018 and 2019.
(4)	Mr. Cotoia’s RSUs vest as follows: 50,000 on each of August 4, 2018, 2019, and 2020.
(5)	Mr. Noreck’s RSUs vest as follows: 15,000 on each of December 19, 2018 and 2019.
(6)	Mr. Noreck’s RSUs vest as follows: 7,000 on each of December 22, 2018, 2019, and 2020.
(7)	Mr. Beam’s RSUs vest as follows: 50,000 on each of August 3, 2018 and 2019.
(8)	Mr. Hawk’s RSUs vest as follows: 30,000 on each of August 3, 2018 and 2019.

Option Exercises and Stock Vested For 2017

The following table sets forth the aggregate number of shares for which options were exercised and the aggregate number of restricted stock unit awards that vested for our named executive officers in 2017.

	Stock Awards
Name	Number of Shares Acquired On Vesting(#)		Value Realized On Vesting($)(1)
Greg Strakosch	75,000	(2)	717,000
Michael Cotoia	126,500	(3)	1,210,105
Daniel T. Noreck	15,000	(4)	209,850
Kevin Beam	50,000	(5)	478,000
Don Hawk	55,000	(6)	635,550

(1)	Values shown represent the number of shares deferred multiplied by the fair market value of a share of the Company’s common stock on the applicable vesting date.
(2)

Pursuant to the terms of the applicable RSU award agreement, receipt of shares underlying the RSUs were deferred as follows:  75,000 shares that vested on August 3, 2017 were delivered on August 22, 2017.

(3)

Pursuant to the terms of the applicable RSU award agreement, receipt of shares underlying the RSUs were deferred as follows:  76,500 shares that vested on August 4, 2017 were delivered on August 18, 2017 and 50,000 shares that vested on August 3, 2017 were delivered on August 29, 2017.

(4)

Pursuant to the terms of the applicable RSU award agreement, receipt of shares underlying the RSUs were deferred as follows:  15,000 shares that vested on December 19, 2017 were delivered on February 16, 2018.

(5)

Pursuant to the terms of the applicable RSU award agreement, receipt of shares underlying the RSUs were deferred as follows: 50,000 shares that vested on August 3, 2017 were delivered on September 5, 2017.

(6)

Pursuant to the terms of the applicable RSU award agreement, receipt of shares underlying the RSUs were deferred as follows: 30,000 shares that vested on August 3, 2017 were delivered on August 15, 2017 and 25,000 shares that vested and were delivered on December 20, 2017.

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Nonqualified Deferred Compensation for 2017

The following table sets forth the aggregate value of shares underlying RSUs the receipt of which were deferred pursuant to the terms of the applicable RSU award agreements for 2017.

Name	Executive Contribution in Last Fiscal Year($)(1)	Aggregate Earnings in Last FY($)(2)		Aggregate Withdrawals/ Distributions($)(3)	Aggregate Balance at Last FYE($)(4)
Greg Strakosch	717,000	8,250		725,250	—
Michael Cotoia	218,250	—		—	348,000
	732,105	7,650		739,755	—
	478,000	6,500		484,500	—
Daniel T. Noreck	209,850	46,350	(5)	256,200	—
Kevin Beam	478,000	39,000		517,000	—
Don Hawk	286,800	13,800		300,600	—

(1)	Represents the amount that would have been earned if the underlying RSUs had been delivered on the vesting date.
(2)	Represents appreciation in the value of the shares from date of deferral to date of delivery.
(3)	Represents fair market value of the shares on the date of delivery.
(4)	Based on $13.92, the fair market value of a share of the Company’s common stock on December 29, 2017, the last trading day of the Company’s fiscal year.
(5)	Represents the amount that would have been earned if the shares had been delivered on December 31, 2017. The shares were delivered in February 2018.

Employment Agreements and Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with our named executive officers that would require us to make certain payments and/or provide certain benefits to them in the event of a termination of employment under certain circumstances or a change of control of the Company. The following narrative and tabular disclosure summarizes the material terms of the employment agreements and the payments that would be made to each named executive officer assuming that one of the events described below occurs.

Material Terms of Executive Employment Agreements — Termination of Employment. Our employment agreements entitle each executive officer to severance benefits if the Company terminates the executive officer’s employment in certain situations as follows: (i) without “cause”; (ii) if the executive officer terminates his or her employment for “good reason”; (iii) death; or (iv) disability. For purposes of the employment agreements, “cause” means: (a) any act of fraud or gross misconduct; (b) commission of a felony or a misdemeanor involving moral turpitude, deceit, dishonesty, or fraud; or (c) gross negligence or willful misconduct. Under the employment agreements, “good reason” means: (I) a material reduction of the executive’s salary and/or target bonus other than a reduction that is similar to the reduction made to the salary and/or target bonus of all other senior executives; (II) a change in the executive’s responsibilities and/or duties which constitutes a demotion; (III) relocation of the offices at which the executive is principally employed to a location more than 50 miles from such offices which relocation is not approved by the executive; (IV) our failure to pay amounts due under the employment agreement; or (V) the failure of any successor in interest to the business of the Company to assume our obligations under the employment agreement. In the event of a termination of the executive without “cause,” by the executive officer for “good reason,” as a result of the executive’s death or disability, or as a result of the failure by the Company to renew the term of the employment agreement following its expiration, the executive would be entitled to a payment, in the case of Mr. Strakosch and Mr. Cotoia, equal to their annual salary, and in the case of Messrs. Beam, Noreck, and Hawk, equal to nine months of their respective annual salaries, and payment by the Company for continuation of health plan benefits for the post-employment period of the salary payments. Additionally, each executive would be entitled to a payment of a portion of his or her annual target bonus, pro-rated for the period of salary continuance, equal to the greater of (i) 50% of such target amount and (ii) a pro-rated amount based on the number of months that have passed in the applicable fiscal period. The executive would also be entitled to acceleration of unvested stock options and RSU grants in an amount equal to 10% for each year of service, with a minimum of 50% vesting of stock options and RSUs for those executive officers who have been employed by the Company for five years or less. In the event the executive officer ceases to be an employee of the Company in a manner that does not meet the conditions listed above, then all unvested stock options and all unvested RSU grants under the 2017 Stock Plan will be forfeited immediately and automatically to the Company, without the payment of any consideration to the executive. In consideration of these benefits, the executive in each instance has agreed not to (i) compete with the Company, (ii) employ or solicit any employee of the Company, or (iii) solicit or encourage a customer or supplier of the Company to terminate or modify adversely its relationship with the Company. The non-compete and non-solicit obligations extend post termination for one-year for Mr. Strakosch, Mr. Cotoia, and Mr. Noreck, and nine months for the other named executive

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officers. In the event that the executive officer is terminated for cause or terminates his or her employment other than for good reason, the executive officer would not be entitled to any of the foregoing severance benefits.

Material Terms of Executive Employment Agreements — Change of Control. In the event of a Change of Control as that term is defined in our executive employment agreements, all unvested stock options, if any, under the 2007 Stock Plan (for Messrs. Strakosch, Cotoia, and Noreck) and all unvested RSU grants, will vest and become fully exercisable. In the event of a Change in Control Event as the term is defined in our 2017 Stock Plan that does not also conform to the definition of Change of Control under our executive employment agreements, all unvested stock options and all unvested RSU grants under the 2017 Stock Plan will vest in part so that one-half of the number of shares that would have otherwise become exercisable or vested on any date after the Change in Control Event will become exercisable or vested. In the event of a termination not for cause as a result of a change of control, in addition to the benefits mentioned above, the executive would be entitled to a prorated portion of that executive’s target annual bonus based on the date of termination.

Potential Payments upon a Triggering Event. The following table sets forth information regarding the amounts payable by us pursuant to the terms of the employment agreements described above to each named executive officer in the event there has been a termination of employment and/or change of control, in each case, on December 31, 2017. Because the disclosures in the table assume the occurrence of a termination and/or change of control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our named executive officers upon a termination or change of control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

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Potential Payments Upon Termination or Change of Control

Name	Qualifying Termination ($)	Change of Control Without Termination ($)	Qualifying Termination within 12 Months Following Change of Control ($)
Greg Strakosch
Cash Severance(1)	600,000	—	600,000
Equity Awards(2)	2,088,000	2,088,000	—
Continuation of Benefits(3)	10,754	—	10,754
Other Benefits(4)	130,500	—	145,000
Total Value of Benefits	2,829,254	2,088,000	755,754
Michael Cotoia
Cash Severance(1)	600,000	—	600,000
Equity Awards(2)	3,480,000	3,480,000	—
Continuation of Benefits(3)	10,754	—	10,754
Other Benefits(4)	130,500	—	145,000
Total Value of Benefits	4,221,254	3,480,000	755,754
Daniel T. Noreck
Cash Severance(1)	168,750	—	168,750
Equity Awards(2)	354,960	709,920	—
Continuation of Benefits(3)	8,331	—	8,331
Other Benefits(4)	45,000	—	50,000
Total Value of Benefits	577,041	709,920	227,081
Kevin Beam
Cash Severance(1)	330,000	—	330,000
Equity Awards(2)	1,392,000	1,392,000	—
Continuation of Benefits(3)	8,331	—	8,331
Other Benefits(4)	99,000	—	110,000
Total Value of Benefits	1,829,331	1,392,000	448,331
Don Hawk
Cash Severance(1)	360,000	—	360,000
Equity Awards(2)	835,200	835,200	—
Continuation of Benefits(3)	9,878	—	9,878
Other Benefits(4)	63,000	—	70,000
Total Value of Benefits	1,268,078	835,200	439,878

(1)

A “qualifying termination” means, under the employment agreements, a termination of employment by the Company without “cause,” by the executive for “good reason,” as a result of his or her death or disability, or as a result of the failure of the Company to extend the employment agreement following the expiration of the then current term. In the case of both Mr. Strakosch and Mr. Cotoia, the amount is equal to their annual salary. In the case of each of Messrs. Beam, Hawk, and Noreck the amount is equal to nine months of their annual salary.

(2)

Represents the number of shares of our common stock underlying RSU grants that would vest, multiplied by the closing price of the Company’s common stock on December 29, 2017, the last trading day of the Company’s fiscal year.

(3)	Represents the Company-paid premium for any health or benefit plans in which the executive participates, for the periods of salary continuance set forth in footnote 1 above.
(4)

The total bonus payments due upon a termination following a change of control were calculated based on actual, full-year performance under the 2017 Bonus Plan as reported in the Summary Compensation Table.

Pay Ratio Disclosure

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K promulgated thereunder and the related SEC guidance (“Pay Ratio Rules”), we are providing the following information about the relationship of our annual total compensation of our median employee to the annual total compensation of our Chief Executive Officer, Mr. Cotoia. We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with the Pay Ratio Rules. Due to estimates and assumptions permitted under the Pay Ratio Rules, our pay ratio disclosure may not be comparable to the pay ratio disclosure presented by other companies.

We determined that, as of December 31, 2017, our total employee population, including full-time and part-time employees and excluding our Chief Executive Officer, was 621. Approximately 525 were located in the United States and 96 were located in 6

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other countries around the world. The scale of our operations in many of these countries, with the exception of the United Kingdom and Australia, is relatively small and we employ less than 10 employees in each of these countries, primarily as sales or administrative staff. In 2017, the Company began the process of modifying its operations in China and consolidating its activities with other TechTarget locations. Given the changes in our China operations, we chose to exclude the 8 employees from our China office. In total, we excluded 1.29% of our total workforce from the identification of the “median employee.” We then identified the median employee from the remaining total population of 613 employees by reviewing the 2017 total cash compensation of all full-time and part-time employees, excluding our Chief Executive Officer, who were employed by the Company and its subsidiaries on December 31, 2017. In our assessment of median employee compensation, we annualized pay for those employees who commenced work during 2017. Otherwise, we did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees who were not employed by the Company at the end of 2017. We believe the use of total cash compensation for all employees is a consistently applied compensation measure, as the Company does not widely distribute annual equity awards to employees.

After identifying the median employee based on total cash compensation, we calculated the annual total for the median employee using the same methodology we use for our named executive officers as set forth in the 2017 Summary Compensation Table. Mr. Cotoia’s 2017 annual total compensation was $2,179,000, as reflected in the Summary Compensation Table. Our median employee's annual total compensation for 2017 was $66,000. Our 2017 Chief Executive Officer to median employee pay ratio is 33 to 1.

We have elected to disclose a supplemental ratio that includes the value of health and dental care benefits paid by the company. Because these benefits are provided on a broad, non-discretionary basis, the value is not required to be reported in the Summary Compensation Table. However, if we add the value of these benefits, the total compensation of our median employee, who elected family coverage, would increase by $12,050 and the total compensation of our Chief Executive Officer, who elected family coverage, would increase by $10,754, which would result in the ratio of our Chief Executive Officer's annual total compensation to the annual total compensation of our median employee of 28.1 to 1.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	1,851,839	6.41	2,303,783	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	1,851,839	6.41	2,303,783

(1)	The 2017 Stock Plan was approved by the Company’s stockholder and became effective on June 16, 2017 with a total of 3,000,000 shares registered under the plan for issuance.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Marino (Chair), Burke, Forman, and Levenson. None of our executive officers serves as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee who served in fiscal year 2017 has ever been one of our employees.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information Regarding Beneficial Ownership of Principal Stockholders.

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2018 (or such other date as indicated) for each person, entity, or group who, to the best of the Company’s knowledge, beneficially own more than 5% of our outstanding common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Applicable percentage of beneficial ownership is based on 27,483,367 shares of common stock outstanding as of March 31, 2018.

Name and Address	Total Number Beneficially Owned	% of Common Stock Outstanding
Trigran Investments, Inc.(1) 630 Dundee Road, Suite 230 Northbrook, Illinois 60062	2,386,983	8.69
Nine Ten Partners LP(2) 12600 Hill Country Blvd, Suite R-230 Austin, Texas 78738	2,738,363	9.96

(1)

Information is based on a Schedule 13G/A filed jointly by Trigran Investments, Inc., Douglas Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon, and Steven R. Monieson with the SEC on February 14, 2018, which indicated that the reporting persons share dispositive and voting power over the indicated number of shares. Douglas Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon, and Steven R. Monieson are the controlling shareholders and/or sole directors of Trigran Investments, Inc. and thus may be considered beneficial owners of shares beneficially owned by Trigran Investments, Inc.

(2)

Information is based on a Schedule 13G/A filed jointly by Nine Ten Partners, LP, Nine Ten Capital Management LLC (“NTCM”), Brian Bares, James Bradshaw, and Russell Mollen with the SEC on January 29, 2018. NTCM is the investment advisor to Nine Ten Partners LP and may be deemed to beneficially own the reported shares. Brian Bares, James Bradshaw, and Russell Mollen are control persons of Nine Ten GP, LP, the general partner for Nine Ten Partners LP.

Information Regarding Beneficial Ownership of Management.

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2018 for each of our named executive officers, Directors, and all of our named executive officers and Directors as a group. Securities that may be beneficially acquired within sixty days of March 31, 2018, including shares subject to options exercisable within sixty days of March 31, 2018, and shares subject to RSUs scheduled to be delivered within sixty days of March 31, 2018, are deemed to be beneficially owned by the person or entity holding such securities for the purpose of computing ownership of such person or entity, but are not treated as outstanding for the purpose of computing the ownership of any other person or entity. No shares in this table held by our Directors or executive officers are pledged as security.

Name and Address(1)	Outstanding Shares	Right to Acquire Within 60 Days	Total Number Beneficially Owned	% of Common Stock Outstanding
Robert D. Burke(2)	109,085	10,000	119,085	0.43
Leonard P. Forman(3)	171,995	17,500	189,495	0.69
Bruce Levenson(4)	1,565,428	17,500	1,582,928	5.76
Roger M. Marino(5)	3,369,647	22,500	3,392,147	12.34
Greg Strakosch(6)	1,385,961	—	1,385,961	5.04
Michael Cotoia(7)	111,813	25,000	136,813	0.50
Daniel T. Noreck	8,056	—	8,056	0.03
Kevin Beam	421,808	—	421,808	1.53
Don Hawk	221,407	—	221,407	0.81
All Directors and named executive officers as a group (9 persons)	7,365,200	92,500	7,457,700	27.14

(1)	The address for all Directors and named executive officers is c/o TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466.
(2)	Includes (i) options to purchase 10,000 shares of the Company’s common stock and (ii) 109,085 shares held by the Robert and Janelle Burke Trust.
(3)	Includes options to purchase 17,500 shares of the Company’s common stock.

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(4)

Includes (i) options to purchase 17,500 shares of the Company’s common stock, (ii) 33,469 shares held by Mr. Levenson individually, (iii) 168,090 held by the Bruce and Karen Levenson Family Foundation, Inc., (iv) 901,182 shares held by the Levenson Family Irrevocable Trust GST, and (v) 462,687 shares held by the Levenson Family Irrevocable Trust Non-GST. Mr. Levenson disclaims any pecuniary interest in the shares held by the Bruce and Karen Levenson Family Foundation, Inc., the Levenson Family Irrecoverable Trust GST, and the Levenson Family Irrevocable Trust Non-GST.

(5)

Includes (i) options to purchase 22,500 shares of the Company’s common stock, (ii) 725,000 held by Kramly, LLC, (iii) 166,230 shares held by Rogram, LLC, and (iv) 2,478,417 shares held by the Roger Marino 2010 Revocable Trust UAD 05/20/2010.

(6)

Includes (i) 15,440 shares held by the Strakosch Family 2014 Irrevocable Trust Margaret Strakosch, Trustee Brokerage, (ii) 250,000 shares held by the Gregory M. Strakosch Qualified Annuity Trust III, (iii) 250,000 shares held by the Gregory M. Strakosch Qualified Annuity Trust IV, and (iv) 870,521 shares held by Mr. Strakosch individually.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports in changes in ownership of our common stock and other of our equity securities. Specific due dates for these reports have been established, and we are required to disclose any failure to file by these dates during 2017. Our officers, Directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on reports furnished and written representations from the persons required to file these reports, during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, Directors, and greater than 10% beneficial owners were complied with, except a late Form 4 was filed on April 18, 2018 on behalf of Mr. Levenson to report four sales made in September 2017 and four sales made in February 2018 by the Levenson Family Irrevocable Trust GST and a late Form 4 was filed on April 18, 2018 on behalf of Mr. Marino to report one gift made in December 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written related party transactions policy. The policy defines a related party transaction as any transaction, arrangement, or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, Directors, Director nominees, or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into a related party transaction, the related person must report the proposed related party transaction to our general counsel who then reviews it with our Nominating and Corporate Governance Committee who must approve it. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Nominating and Corporate Governance Committee will review, and, in its discretion, may ratify the transaction. The policy also permits the Chair of the Nominating and Corporate Governance Committee to review and, if deemed appropriate, approve proposed transactions that arise between Nominating and Corporate Governance Committee meetings, subject to ratification by the Nominating and Corporate Governance Committee at its next meeting. Any transactions that are ongoing in nature will be reviewed annually by the Nominating and Corporate Governance Committee.

A transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating and Corporate Governance Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Nominating and Corporate Governance Committee will review and consider:

•	the related person’s interest in the transaction;
•	the approximate dollar value of the amount involved in the transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee may approve or ratify the transaction only if the Nominating and Corporate Governance Committee determines that, under all of the circumstances, the transaction is in, or not inconsistent with, our best interests. The Nominating and Corporate Governance Committee may impose any conditions on the transaction that it deems appropriate.

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Related Party Transactions.

Since January 1, 2017, we have not been a party to any transactions or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current Director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the section of this Proxy Statement entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee has recommended to the Board that such section be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

By the Compensation Committee of the Board.

Respectfully submitted,

Roger M. Marino (Chair)

Robert D. Burke

Leonard P. Forman

Bruce Levenson

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2017 and discussed them with our management and our independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 1301, (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board and as currently in effect.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this report.

By the Audit Committee of the Board.

Respectfully submitted,

Leonard P. Forman (Chair)

Robert D. Burke

Bruce Levenson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm selected and recommended to stockholders for ratification for the fiscal year ended December 31, 2018 is BDO USA, LLP (“BDO”). BDO has served as our independent registered public accounting firm since the fiscal year ended December 31, 2011. Representatives from BDO are not expected to be present at the Annual Meeting, and therefore will not be able to make a statement and will not be available to respond to appropriate questions.

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Auditors’ Fees. The following table sets forth the aggregate fees for services billed to us by BDO, which served as our independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016.

Fee Category	2017	2016
Audit fees(1)	$520,328	$525,875
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$520,328	$525,875

(1)

Audit fees consist of (a) fees for the audit of our financial statements, (b) the review of the interim financial statements included in our quarterly reports on Form 10-Q, (c) audits of the Company’s subsidiaries that are required by statute or regulation, and (d) services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as comfort letters and consents.

Pre-Approval Policies and Procedures. Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next twelve months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. Our Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services (other than internal control-related services, which must be pre-approved by the full Committee) to be provided to us by our independent registered public accounting firm, as well as to discuss with the independent auditor the matters required to be discussed by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence). Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority must be reported on at the next scheduled meeting of the Audit Committee.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board and our Audit Committee have selected BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Although stockholder approval of our Board’s appointment of BDO USA, LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our Board will reconsider the selection.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

The Board of Directors recommends that Stockholders vote FOR Proposal No. 2, the Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

With respect to any Stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act in order for such proposal to be included in the Proxy Statement for our Annual Meeting of Stockholders for 2019, it must be received by our Corporate Secretary at our principal office in Newton, Massachusetts, no later than December 28, 2018. If you wish to present a proposal or a proposed Director candidate at the 2019 Annual Meeting of Stockholders, but do not wish to have the proposal or Director candidate considered for inclusion in the Proxy Statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2018 Annual Meeting. However, if the date of the 2019 Annual Meeting of Stockholders is advanced more than thirty days prior to or delayed by more than sixty days after the first anniversary of the 2018 Annual Meeting of Stockholders, then we must receive the required notice no earlier than the close of business on the 120th day prior to the 2019 Annual Meeting of Stockholders and no later than the close of business on the later of (1) the 90th day prior to the 2019 Annual Meeting of Stockholders or (2) the 10th day following the date public announcement of the date of such annual meeting is first made.

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HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that allow us to deliver one set of disclosure documents to stockholders sharing the same address, which enables us to reduce the volume of duplicative information that you may receive and helps us reduce expenses. We expect to rely on this rule anytime we are mailing disclosure documents to you if you hold your shares through a bank, a broker or other nominee. This means that only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household unless your bank, trust, broker or other nominee has received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of Notice of Internet Availability of Proxy Materials, the Proxy Statement or annual report to you if you write to us at 275 Grove Street, Newton, Massachusetts 02466, Attention: Corporate Secretary, or call us at (888) 274-4111. If you want to receive separate copies of our Notice of Internet Availability of Proxy Materials, Proxy Statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

OTHER MATTERS

Our Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the Company’s proxy will vote on such matters in their own discretion in what they consider the best interests of the Company.

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GENERAL

The matters in this Proxy Statement are solicited by and on behalf of our Board. The entire cost of such solicitation will be borne directly by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone or other means of communication by Directors, officers and our other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.

A copy of our Annual Report on Form 10-K (including the audited consolidated financial statements and schedules) for the fiscal year ended December 31, 2017, as filed with the U.S. Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466 Attention: Corporate Secretary, or by telephone: (888) 274-4111. This Proxy Statement and our Form 10-K are also available through the investor relations portion of our website at www.techtarget.com.

This Proxy Statement and the Form 10-K are available for viewing, printing, and downloading on or about May 1, 2018 at www.edocumentview.com/ttgt.

By Order of the Board of Directors,

CHARLES D. RENNICK

Vice President, General Counsel

and Corporate Secretary

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MMMMMMMMMMMM   MMMMMMMMM    IMPORTANT ANNUAL MEETING INFORMATION 000004    ENDORSEMENT_LINE______________ SACKPACK_____________   MR ASAMPLE  DESIGNATION (IF ANY)  ADD 1  ADD 2  ADD 3  ADD 4  ADD 5  ADD 6   Using ablack inkpen, mark your votes with anX as shown in   X  this example. Please do not write outside the designated areas.   MMMMMMMMMMMMMMM  C123456789   000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext   Electronic Voting Instructions  Available 24 hours a day, 7 days a week!   Instead of mailing your proxy, you may choose one of the voting  methods outlined below to vote your proxy.   VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.   Proxies submitted by the Internet or telephone must be received by  1:00 a.m., Eastern Time, on June 15, 2018.  Vote by Internet  • Go to www.envisionreports.com/TTGT  •Or scan the QR code with your smartphone  •Follow the steps outlined on the secure website  Vote by telephone   •Call toll free 1-800-652-VOTE (8683) within the USA, US territories &  Canada on a touch tone telephone  •Follow the instructions provided by the recorded message  Annual Meeting Proxy Card 1234 5678 9012 345  •  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    A Proposals — The Board of Directors recommends a vote FORthe election of both nominees and FORProposal 2.   1.Election of Class II Directors: For Withhold For Withhold  01 - Robert D. Burke  +  02 - Bruce Levenson    For Against Abstain   2.To ratify the appointment of BDO USA LLP, as the  Company’s independent public accounting firm for the fiscal  year ending December 31, 2018.  B Non-Voting Items   Change of Address —Please print your new address below. Comments— Please print your comments below. Meeting Attendance  Mark the box to the right  if you plan to attend the  Annual Meeting.    C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below   Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.  Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.    MR A SAMPLE (THIS AREA IS SET UPTOACCOMMODATE   C 1234567890 JNT   140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND  MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND  1UPX 3745831 MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND   MMMMMMM  +   02SVUB   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •     Proxy — TechTarget, Inc.   Annual Meeting of Stockholders – June 15, 2018  This Proxy Is Solicited on behalf of the Board of Directors   The undersigned, revoking all prior proxies, hereby appoints, Charles D. Rennick and Daniel T. Noreck, and each of them, with full power of substitution and  revocation, as Proxies to represent and vote as designated hereon all the shares of TECHTARGET, INC. (the “Company”) which the undersigned would be  entitled to vote if personally present, at the Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. Eastern Time, on Friday, June 15, 2018,  at our corporate headquarters at 275 Grove Street, Newton, MA 02466, and at any adjournment or postponement thereof.   Shares represented by this proxy will be voted by the stockholder as directed. If no such directions are indicated, the Proxies will have authority  to vote FOR the election of both nominees in Proposal 1 and FOR Proposal 2.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.   (Items to be voted appear on reverse side.)

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